CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-3 of our report dated March 19, 2008 relating to the consolidated financial statements, which appears in Colombia Goldfields Ltd.'s Annual Report on Form 10-KSB for the year ended December 31, 2007. We also consent to the references to us under the headings "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chartered Accountants, Licensed Public Accountants
Toronto, Canada
April 4, 2008